Exhibit 10.21

INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT (the “Agreement”) is made effective as of January 1, 2025 (the “Effective Date”) by and between Michael Friedman (“Contractor”), an individual with an address of 265 E. 66th Street, Apt. 4E, New York, NY 10065, and Galera Therapeutics, Inc., a Delaware corporation with an address of 101 Lindenwood Drive, Ste. 225, Malvern, PA 19355 (“Galera”).

1.
Services. Galera hereby engages Contractor to provide corporate and business development services and other services that may be specifically requested by Galera from time to time (the “Services”). Contractor will at all times utilize the highest degree of skill and expertise in order to diligently perform and professionally accomplish the Services and will act, and ensure that any agents and employees of Contractor act in a professional and responsible manner, comply with Galera’s policies and procedures related to safety and security, comply with all applicable laws, rules, and regulations, and project a positive image of Galera at all times. During the Term, Galera shall provide Contractor with (a) reasonable access to its premises and equipment to the extent necessary for the performance of the Services, subject to the terms and conditions of this Agreement, (b) such information and materials as reasonably required by Contractor for Contractor to perform the Services in accordance with this Agreement, which information will be true, correct and complete to the best of Galera’s knowledge. Galera understands that Contractor will not be liable for any delay in Contractor’s performance of the Services or Contractor’s failure to produce work product or results to the extent that such delay or failure is caused by Galera’s failure to comply with its obligations set forth in the preceding sentence. Contractor shall devote such time as may be reasonably necessary for the proper and timely performance of the Services. Contractor shall provide the Services on a non-exclusive basis and nothing contained herein shall preclude Contractor from providing services to other clients during the Term (as defined below), provided that such services do not impair Contractor’s ability to properly and timely perform the Services to be provided under this Agreement and otherwise comply with the terms and conditions of this Agreement.
2.
INDEPENDENT CONTRACTOR STATUS.
2.1
Independent Contractor Status. Contractor’s relationship with Galera is that of an independent contractor, and nothing in this Agreement is intended to, nor should be construed to, create a partnership, agency, joint venture or employment relationship between Galera and Contractor or any of Contractor’s employees. Contractor has the sole right to control and direct the means, manner and method by which the Services required by this Agreement will be performed, subject only to Galera’s deadlines with regard to the delivery of Services. Contractor is not authorized to make any representation, contract or commitment on behalf of Galera unless specifically requested or authorized to do so in writing by Galera. The Parties acknowledge that Contractor is also a member of the Board of Directors of Galera.
2.2
No Right to Fringe Benefits. Contractor acknowledges and agrees that Contractor and Contractor’s agents and employees are not eligible for or entitled to any wages or employee benefits of any kind from Galera, including but not limited to employee pension, health, vacation, sick or other fringe benefit plans. Galera will not be responsible for wages or withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, making any insurance contributions, including for unemployment or disability, or obtaining worker’s compensation insurance for or on behalf of Contractor. Contractor shall be responsible for, and shall indemnify Galera against, all such amounts, including benefits, taxes or contributions, including penalties and interest.
2.3
Compliance with Laws. Contractor will comply, in all material respects, with all laws, regulations and orders applicable to its operations including, without limitation, all applicable cyber-security, data, privacy and anti-bribery laws, regulations and orders. Contractor complies and agrees to comply with all applicable business licensing and insurance requirements mandated by law, and to maintain adequate books and records as reasonably necessary based on similar types of business. Contractor shall ensure that all of its agents and employees, if any, are legally permitted to work in the United States and maintain such visas and/or work permits as are required by applicable law. Upon demand, Contractor shall provide Galera with proof of compliance with applicable laws, including but not limited to the payments of taxes and/or procurement of visas and/or work permits. In addition, Contractor will comply with all reasonable and applicable Galera guidelines, such as standard operating procedures, that Galera provides in writing.
2.4
(a) Galera represents and warrants that this Agreement and engagement of Contractor pursuant to the Agreement have been duly and validly authorized by all requisite corporate action on the part of Galera; that Galera has the right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by Galera, will represent the valid and binding obligation of Galera enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors. (b) Contractor represents and warrants that he has the right, power and capacity to execute, deliver and perform his obligations hereunder; and that this Agreement, upon execution and delivery of the same by Contractor, will represent the valid and binding obligation of Contractor enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.
2.5
Indemnification. To the fullest extent permitted by applicable law and not in violation of public policy, Galera hereby agrees to indemnify and hold the Contractor and Contractor’s successors harmless from and against any and all third-party loss, claim, damage, liability, deficiencies, actions, suits, proceedings, costs and legal expenses or expense whatsoever (including, but not limited to, reasonable legal fees and other expenses and reasonable disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever, or in appearing or preparing for appearance as witness in any proceeding, including any pretrial proceeding such as a deposition) (collectively, “Losses”) arising out of, based upon, or in any way third-party claim, legal action, suit or proceeding of any sort (“Claim”) related or attributed to (i) any breach of a representation, warranty or covenant by Galera contained in this Agreement or (ii) any activities or services performed hereunder by the Contractor, unless it is finally judicially determined in a court of competent jurisdiction that such Losses were the primary and direct result of the intentional misconduct or gross negligence of the Contractor in performing the services hereunder. If the Contractor receives written notice of the Claim with respect to which Galera is or may be obligated to provide indemnification pursuant to this Section 2.5, the Contractor shall, within thirty (30) days of the receipt of such written notice, give Galera written notice thereof (a “Claim Notice”). Failure to give such Claim Notice within such thirty

(30) day period shall not constitute a waiver by the Contractor of his right to indemnity hereunder with respect to such action, suit or proceeding except and only to the extent that Galera forfeits rights or defenses or its ability to defend any such Claim is materially impaired by reason of such failure. Upon receipt by Galera of a Claim Notice from the Contractor, Galera may assume the defense of the Claim with counsel of its own choosing, as described below. The Contractor shall reasonably cooperate in the defense of the Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. The Contractor shall have the right to employ his own counsel in any such action at Contractor’s expense. Galera shall not satisfy or settle any Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the Contractor, which consent shall not be delayed and which shall not be required if the Contractor is granted a release in connection therewith. The indemnification provisions hereunder shall survive the termination or expiration of this Agreement. Galera further agrees, upon demand by the Contractor, to promptly reimburse the Contractor for, or pay, any Loss as to which the Contractor has been indemnified herein with such reimbursement to be made currently as any Loss is incurred by the Contractor. Notwithstanding the provisions of the aforementioned indemnification, any such reimbursement or payment by Galera of fees, expenses, or disbursements incurred by the Contractor shall be repaid by the Contractor in the event of any proceeding in which a final judgment (after all appeals or the expiration of time to appeal) is entered in a court of competent jurisdiction against the Contractor based solely upon its gross negligence or intentional misconduct in the performance of his duties hereunder, and provided further, that Galera shall not be required to make reimbursement or payment for any settlement effected without Galera’s prior written consent (which consent shall not be unreasonably withheld or delayed). If for any reason the foregoing indemnification is unavailable or is insufficient to hold the Contractor harmless, Galera agrees to contribute the amount paid or payable by the Contractor in such proportion as to reflect not only the relative benefits received by Galera, as the case may be, on the one hand, and the Contractor, on the other hand, but also the relative fault of Galera and the Contractor as well as any relevant equitable considerations. In no event shall the Contractor contribute in excess of the fees or compensation actually received by the Contractor pursuant to the terms of this Agreement. In no event will Galera be obligated to indemnify or reimburse Contractor under this Agreement for Losses incurred by Contractor for which Contractor is indemnified or reimbursed under another agreement with Galera, under Galera’s charter documents, or under a policy of Galera (including any insurance policy held by Galera).
3.
PAYMENTS FOR SERVICES.
3.1
Fees. As full compensation for the Services and the rights granted to Galera in this Agreement, Galera agrees to pay Contractor at the rate of $10,000.00 per calendar month (the “Fees”) commencing on the Effective Date.
3.2
Expenses. Galera agrees to reimburse Contractor for all reasonable out-of-pocket expenses incurred in connection with the Services under this Agreement, including travel expenses and reasonable business expenses incurred by Contractor and/or Contractor’s agents or employees in the course of performing Services. Contractor shall use reasonable and good faith efforts to both control and limit the expenses incurred and obtain all available discounts, rebates and allowances. Notwithstanding the foregoing, in no event shall any single expense or series of related expenses be reimbursed by Galera that exceeds Three Hundred Dollars ($300.00) without the prior written consent of Galera.

3.3
Terms of Payment. Contractor is to invoice Galera at the beginning of the month. The invoice shall include: (a) a brief description of the Services rendered by Contractor in the previous month and a reference to the applicable purchase order, work order, statement of work or similar instrument, if any, with respect to such Services; and (b) all documentation in support of any allowable expenses for which Contractor requests reimbursement, including (i) photocopies of expense reports and receipts for related travel expenses, (ii) date and travel destination, (iii) name and title of traveler, and (iv) purpose of trip/expense. Contractor’s invoices must also detail, as necessary, all credits, payments and amounts advanced by Galera, if any. Galera shall pay all undisputed invoices within ten (10) business days following Galera’s receipt of any invoice at the address noted below. If any portion of an invoice is disputed, then, upon Galera’s receipt of a credit memo or other instrument reasonably acceptable to Galera therefor, Galera shall pay the undisputed invoiced amounts in accordance with this Agreement. The parties shall use good faith efforts to reconcile the disputed amount as soon as practicable. In the event that the Services provided do not meet the specifications or standards of performance agreed to by Contractor and Galera, Contractor will, at Galera’s option, either (a) reperform, at its cost, the Services which do not meet the specifications, or (b) refund to Galera all amounts paid by Galera to Contractor in connection with those Services. Invoices should be sent by email to the following address: accounts.payable@galeratx.com or to such other address or location and by such means as determined by Galera after notification thereof to Contractor. Failure to send invoices in accordance with the preceding sentence may cause a delay in payment.
4.
INTELLECTUAL PROPERTY. Galera is and shall be, the sole and exclusive owner of all right, title, and interest throughout the world in and to all the results and proceeds of the Services performed under this Agreement (collectively, the “Deliverables”), including all patents, copyrights, trademarks, trade secrets, and other intellectual property rights (collectively “Intellectual Property Rights”) therein. Contractor agrees that the Deliverables are hereby deemed a “work made for hire” as defined in 17 U.S.C. § 101 for Galera. If, for any reason, any of the Deliverables do not constitute a “work made for hire,” Contractor hereby irrevocably assigns, transfers and conveys to Galera, in each case without additional consideration, all right, title, and interest throughout the world in and to the Deliverables, including all Intellectual Property Rights therein. Any assignment of copyrights under this Agreement includes all rights of paternity, integrity, disclosure, and withdrawal and any other rights that may be known as “moral rights” (collectively, “Moral Rights”). Contractor hereby irrevocably waives, to the extent permitted by applicable law, any and all claims Contractor may now or hereafter have in any jurisdiction to any Moral Rights with respect to the Deliverables. Contractor agrees to make full and prompt disclosure to Galera of any inventions or processes, as such terms are defined in 35 U.S.C. § 100 (the “Patent Act”), made or conceived by Contractor alone or with others during the term of this Agreement, related in any way to the Services described herein, whether or not such inventions or processes are patentable or protected as trade secrets and whether or not such inventions or processes are made or conceived during normal working hours or on the premises of Galera. Contractor agrees not disclose to any third party the nature or details of any such inventions or processes without the prior written consent of Galera. Notwithstanding the foregoing, Contractor will retain ownership of any pre-existing products, materials, tools, methodologies, technologies or intellectual property rights of Contractor embodied in the Deliverables or to any improvements made to these items as a result of rendering the Services (“Contractor Technology”). Contractor agrees not to incorporate any Contractor Technology into Deliverables that would prevent Galera from using Deliverables for any and all purposes. In the event that Deliverables incorporate any Contractor Technology, Contractor hereby grants Galera a royalty-free, non-exclusive, perpetual, irrevocable, fully-paid, freely assignable and sublicensable license to said Contractor Technology for Galera’s use of Deliverables in any manner whatsoever. Contractor has no right or license to use, publish, reproduce, prepare derivative works based upon, distribute, perform, or display any Deliverables. To ensure Galera’s ownership and protection of Deliverables under patent, copyright, trademark or similar statutes (including but not limited to the Semiconductor Chip Protection Act) or analogous protection in any country throughout the world (“Legal Protection”), at Galera’s request, Contractor shall promptly cooperate with and assist Galera, whether during or after the termination of this Agreement or Contractor’s status as a service provider to Galera, in applying for, perfecting, prosecuting, recording, renewing, registering, restoring, maintaining, protecting and enforcing Galera’s rights and Legal Protection in the Deliverables. Without limiting the generality of the foregoing, to ensure Galera’s ownership of Deliverables, Contractor shall, promptly upon Galera’s request (a) sign, execute, make and do all such deeds, documents, acts and things as Galera and its duly authorized agents believe to be necessary or appropriate for that purpose, in any country throughout the world; and (b) defend any judicial, opposition or other proceedings, petitions or applications in respect of such Legal Protection relating to a Deliverable, or the revocation thereof. In the event Galera is unable, after reasonable effort, to secure Contractor’s signature on any such deed or document or to cause Contractor to do any such act or thing in accordance with this Section 4, Contractor hereby irrevocably designates and appoints Galera and its duly authorized officers and agents as Contractor’s agent and attorney-in-fact, to act for and in Contractor’s behalf and stead to execute and file any such deed or document and to do all other lawfully permitted acts to further the issuance and prosecution of patent, copyright or Legal Protection thereon with the same legal force and effect as if executed by Contractor. Contractor acknowledges that this appointment is coupled with an interest. Contractor shall require all employees and contractors to execute written agreements securing for Galera the rights provided for in this Section 4 prior to such employee or contractor providing any Services under this Agreement.
5.
CONFIDENTIAL INFORMATION. Contractor, as the “Recipient”, acknowledges that, in performing Services under this Agreement (the “Purpose”), Contractor may have access to sensitive, confidential and proprietary business information and trade secrets belonging to and disclosed by or on behalf of Galera as the “Disclosing Party.” “Confidential Information” shall include all proprietary and confidential information of Galera disclosed to Contractor, including all notes, analyses, compilations, reports, forecasts, studies, samples, data, statistics, summaries, interpretations and other materials (the “Notes”) prepared by or for Contractor that contain, are based on, or otherwise reflect or are derived from, in whole or in part, any of the foregoing. Confidential Information includes information that (a) is labeled in writing as confidential, (b) is furnished orally or visually and is identified by the Disclosing Party at the time of disclosure or within fifteen (15) days thereafter as confidential, or (c) a reasonable person given the nature of the information and the circumstances of the disclosure would consider to be confidential. Contractor agrees that it will hold Confidential Information in confidence using the same degree of care it uses to protect its own confidential information but using not less than a reasonable degree of care, use the Confidential Information solely to effect the Purpose, and not use the Confidential Information in any other manner, including without limitation to reverse engineer, disassemble, decompile or design around the Disclosing Party’s proprietary and/or confidential intellectual property. The obligations set forth in this Agreement shall not apply to any portion of the Confidential Information that: (i) at the time of disclosure is or later becomes generally available to the public by use, publication or the like, through no act or fault, directly or indirectly, of the Recipient or its employees, consultants, affiliates and professional advisors

(“Representatives”); (ii) is disclosed to the Recipient by a third party who is in legal possession of such information and whose disclosure to the Recipient does not violate any contractual, legal or fiduciary obligation to the Disclosing Party or any third party; (iii) is known by or lawfully in the Recipient’s possession (by means other than prior disclosure from the Disclosing Party) without any obligation to maintain confidentiality at the time of its receipt hereunder; or (iv) is independently developed by the Recipient without aid, use or benefit of Confidential Information, in whole or in part without reliance in any way on the information received or generated in the course of the conducting the matters set out in this Agreement; provided, however, that specific Confidential Information shall not be deemed to fall within the above exceptions merely because it is within the scope of more general information within an exception. Recipient may disclose, in confidence, Confidential Information to those of its Representatives whose review is necessary for purposes of the Project and who are under confidentiality obligations at least as restrictive as contained herein. Recipient shall be responsible for any unauthorized use or disclosure of Confidential Information by its Representatives. If required by law, Recipient may disclose Confidential Information to a governmental authority, provided that reasonable advance notice is given to Disclosing Party and Recipient reasonably cooperates with Disclosing Party to obtain confidentiality protection of such information. Contractor acknowledges that Galera is subject to the reporting requirements of the Securities and Exchange Commission and that Galera’s common stock is quoted on the Nasdaq Stock Market. Contractor further acknowledges that it must comply with its obligations under applicable securities laws, including with respect to any applicable restrictions on trading. Contractor hereby represents that it and its Representatives are aware that the securities laws of the United States and other jurisdictions prohibit any person in possession of material, non-public information about a company from purchasing or selling, directly or indirectly, securities of such company (including entering into short selling or hedge transactions involving such securities), or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.
6.
Non-Solicitation. Contractor agrees that during and for one (1) year after the term of this Agreement (such period, the “Nonsolicit Period”), Contractor shall not, directly or indirectly, (a) contact or solicit for the purpose of offering employment to or actually hire any person employed or engaged by Galera or any of its affiliated entities during the Nonsolicit Period, (b) induce or attempt to influence any person or entity with whom Galera or any of its affiliated entities has established, either prior to or during the Nonsolicit Period, an independent contractor or other client relationship to terminate such relationship with Galera or any such affiliated entity, or (c) interfere in any manner with any relationship Galera or any of its affiliated entities has established with any person, employee, independent contractor, customer or client of Galera or any of its affiliated entities. In addition, during the Nonsolicit Period, Contractor shall not, directly or indirectly, contact or solicit any customer, client or active prospect of Galera or any of its affiliated entities for the purpose of offering services or products competitive with those offered by Galera or any of its affiliated entities.
7.
Remedies. Contractor acknowledges that the Services to be provided by Contractor are unique and valuable and that Contractor’s breach of this Agreement, particularly any of Sections 4 through 6, will result in irreparable injury to Galera. Contractor agrees that, in the event of a breach or threatened breach of the terms of this Agreement by Contractor, Galera may seek any and all relief available in law or equity as a remedy for such breach or threatened breach, including but not limited to, monetary damages, specific performance, and injunctive relief, without any obligation to post any bond or make any similar payment therefor. In the event of any breach of this Agreement in which Galera seeks legal or equitable relief, all reasonable attorneys’ fees and other reasonable costs associated therewith shall be recovered by Galera if it is the prevailing Party.
8.
OTHER REPRESENTATIONS. Contractor represents and warrants that: (a) Contractor has the capacity, full authority and right to enter into this Agreement and to perform fully all of the Contractor obligations under this Agreement and that the entering into of this Agreement will not result in a conflict or violate the provisions of any agreement between Contractor and any third party; (b) this Agreement is and will remain a valid and binding obligation of Contractor, enforceable in accordance with its terms; (c) Contractor has the qualifications to perform the Services and will perform the Services in a professional and workmanlike manner in accordance with best industry standards for similar services and agrees to devote sufficient resources to ensure that the Services are performed in a timely and reliable manner.
9.
Absence of Debarment.
9.1
Contractor hereby represents, warrants, certifies and covenants that it has not been and will not be debarred under Section 306 of the Federal Food, Drug and Cosmetic Act, 21 U.S.C §335a(a) or (b), or similar local law. In the event that Contractor becomes debarred, Contractor agrees to notify Galera immediately.
9.2
Contractor hereby represents, warrants, certifies and covenants that it has not and will not use in any capacity the services of any individual, corporation, partnership, or association (including without limitation any Contractor Personnel) which has been debarred under Section 306 of the Federal Food, Drug and Cosmetic Act, 21 U.S.C §335a(a) or (b), or similar local law. In the event that Contractor becomes aware of or receives notice of the debarment of any individual, corporation, partnership, or association providing services to Contractor, which relate to the Services being provided under this Agreement, Contractor agrees to notify Galera immediately.
10.
Subcontracting. Contractor may not subcontract or otherwise delegate the performance of any of the Services without Galera’s prior written consent. Notwithstanding the foregoing, the parties acknowledge that Mr. Friedman is an Executive in Residence with Emerald Bioventures, a life sciences incubator that works with and holds interests in life science companies, including in the oncological space. Mr. Friedman may wish, from time to time, to share information or opportunities with Galera or for Galera’s benefit, which information or opportunities were gained by Mr. Friedman based on his relationship with Emerald Bioventures. Mr. Friedman may share such information or opportunities with Galera, but only if he can do so without violating his duties to Emerald Bioventures or if Emerald Bioventures has either consented to Mr. Friedman’s doing so or has passed on the opportunity that Mr. Friedman presents to Galera. Contractor will be responsible for any claim that Emerald Bioventures may have with respect to information or opportunities of Emerald Bioventures that are shared with Galera in violation of the preceding sentence.
11.
GENERAL PROVISIONS.
11.1
Governing Law; Consent to Jurisdiction. The laws of the Commonwealth of Pennsylvania will govern this Agreement, without regard to any choice of law principles. The parties agree that any dispute regarding the interpretation or validity of this Agreement shall be subject to exclusive jurisdiction of the state courts in and for the Commonwealth of Pennsylvania in Chester County, Pennsylvania, or the federal courts in and for the Eastern District of Pennsylvania, and each party hereby agrees to submit to the personal and exclusive jurisdiction and venue of such courts.
11.2
Term. This Agreement becomes effective as of the date first written above and will continue in effect for a period of one (1) year (the “Initial Term”), provided however, in the event neither party gives notice of its election to terminate this Agreement at the least thirty (30) days prior to the end of Initial Term (or any subsequent extension or renewal thereof), this Agreement shall be extended automatically for successive one (1) year terms (each a “Renewal Term” and collectively with the Initial Term, the “Term”), unless earlier termination in accordance with Section 11.3 or Section 11.4.
11.3
Termination Without Cause. Notwithstanding the foregoing, either Contractor or Galera may terminate this Agreement, with or without cause, upon thirty (30) calendar days’ notice to the other party at any time.
11.4
Termination for Cause. Either party may terminate this Agreement, effective immediately upon written notice to the other party to this Agreement, if the other party materially breaches this Agreement, and such breach is incapable of cure, or with respect to a material breach capable of cure, the other party does not cure such breach within 10 days after receipt of written notice of such breach.
11.5
Effect of Termination. In the event of termination pursuant to this Section, Galera shall pay Contractor on a pro-rata basis any Fees then due and payable for any Services completed up to and including the date of such termination. Upon expiration or termination of this Agreement for any reason, or at any other time upon Galera’s written request, Contractor shall within five (5) days after such expiration or termination: (a) deliver to Galera all Deliverables (whether complete or incomplete) and all hardware, software, tools, equipment, or other materials provided for Contractor’s use by Galera; (b) deliver to Galera all tangible documents and materials (and any copies) containing, reflecting, incorporating, or based on the Confidential Information; (c) refund any monies paid in advance by Galera for Services not rendered; and (d) certify in writing to Galera that Contractor has complied with the requirements of this Section 11.5.
11.6
Amendments. No amendment or modification of any provision of this Agreement will be effective unless in writing and signed by the party against whom such amendment or modification is sought to be enforced. Any terms of this Agreement may be waived, only by a written document signed by each party to this Agreement or, in the case of waiver, by the party or parties waiving compliance.
11.7
Entire Agreement. This Agreement, together with any other documents incorporated herein by reference and related exhibits and schedules, constitutes the entire agreement between Contractor and Galera with respect to the subject matter hereof and shall supersede all prior and contemporaneous understandings, negotiations and prior written or verbal agreements between the parties regarding the subject matter contained herein. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties relating to the subject matter of this Agreement other than as expressly set forth in this Agreement. However, this Agreement shall not amend, diminish, supplement or otherwise affect any previous agreements, if any, between the Parties with respect to the disclosure or use of information covered by such prior agreements. Provisions of this Agreement which by their nature should apply beyond their terms will remain in force after any termination or expiration of this Agreement.
11.8
Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns. Contractor may not assign or subcontract any rights or delegate any of its duties under this Agreement without Galera’s prior written approval, which may be withheld in Galera’s sole discretion. Galera may freely assign its rights and obligations under this Agreement at any time. Any assignment in violation of the foregoing shall be deemed null and void. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding on, and be enforceable against each of the parties hereto and their respective successors and assigns. No assignment will relieve either party of the performance of any accrued obligation that such party may then have under this Agreement.
11.9
No Publication. In addition to its other confidentiality obligations under this Agreement, neither party shall make any announcement, take or release any photographs (except for its internal operation purposes for performance under this Agreement) or release any information concerning this Agreement or any part thereof or with respect to its business relationship with the other party, to any member of the public, press, business entity or any official body, except as required by applicable law, rule, injunction or administrative order, unless prior written consent is obtained from the other party. If either Party determines it is obligated by law or a governmental authority to make any such announcement or release, that party shall promptly notify the other and cooperate to ensure that suitable confidentiality obligations are afforded such information. Neither party shall use any of the other Party’s trademarks or tradenames without the prior written consent.
11.10
Severability. If any provision of this Agreement is found to be invalid for any reason by a court of competent jurisdiction, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required and shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
11.11
Descriptive Headings. The descriptive headings of the sections and subsections of this Agreement are inserted for convenience only and do not control or affect the meaning or construction of any provision.
11.12
Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
11.13
Notice. All notices and other communications under this Agreement (each a “Notice”) shall be in writing. Unless and until Contractor is notified in writing to the contrary of a different address for notice, all notices, communications and documents directed to Galera and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

If to Galera:

GALERA THERAPEUTICS, INC.

101 Lindenwood Drive

Suite 225

Malvern, PA 19355Attention: Chief Accounting Officer

With a copy via email (which shall not constitute notice) to:

Legal@Galeratx.com

If to Contractor, to the name and address set forth in the preamble of this Agreement.

All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), or e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section.

[signature page follows]

IN WITNESS WHEREOF, and intending to be fully bound, the parties, having each read and understood the terms set forth above, hereto enter into and accept this Independent Contractor Agreement as of the Effective Date.

CONTRACTOR	GALERA THERAPEUTICS, INC.
By: /s/ Michael Friedman Michael Friedman Date: 3/20/2025	By: /s/ J. Mel Sorensen J. Mel Sorensen, MD Title: President and CEO Date: 3/21/2025

[Signature Page to Friedman Independent Contractor Agreement]